CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-185326 on Form N-4 of our report dated February 28, 2013, relating to the financial statements and financial highlights of Separate Account A of Pacific Life Insurance Company, comprised of Cash Management, Diversified Bond, Floating Rate Loan, High Yield Bond, Inflation Managed, Inflation Protected, Managed Bond, Short Duration Bond, Emerging Markets Debt, American Funds® Growth, American Funds Growth-Income, Comstock, Dividend Growth, Equity Index, Focused 30, Growth LT, Large-Cap Growth, Large-Cap Value, Long/Short Large-Cap, Main Street® Core, Mid-Cap Equity, Mid-Cap Growth, Mid-Cap Value, Small-Cap Equity, Small-Cap Growth, Small-Cap Index, Small-Cap Value, Health Sciences, Real Estate, Technology, Emerging Markets, International Large-Cap, International Small-Cap, International Value, Currency Strategies, Global Absolute Return, Precious Metals, American Funds Asset Allocation, Pacific Dynamix – Conservative Growth, Pacific Dynamix – Moderate Growth, Pacific Dynamix – Growth, Portfolio Optimization Conservative, Portfolio Optimization Moderate-Conservative, Portfolio Optimization Moderate, Portfolio Optimization Growth, Portfolio Optimization Aggressive-Growth, Invesco V.I. Balanced-Risk Allocation Series II, AllianceBernstein VPS Balanced Wealth Strategy Class B, BlackRock Capital Appreciation V.I. Class III, BlackRock Global Allocation V.I. Class III, Fidelity VIP FundsManager 60% Service Class 2, First Trust/Dow Jones Dividend & Income Allocation, Franklin Templeton VIP Founding Funds Allocation Class 2, Franklin Templeton VIP Founding Funds Allocation Class 4, Mutual Global Discovery Securities Class 2, Templeton Global Bond Securities Class 2, GE Investments Total Return Class 3, JPMorgan Insurance Trust Core Bond Class 1, JPMorgan Insurance Trust Equity Index Class 1, JPMorgan Insurance Trust U.S. Equity Class 1, JPMorgan Insurance Trust Mid Cap Value Class 1, JPMorgan Insurance Trust Intrepid Growth Class 1, JPMorgan Insurance Trust Mid Cap Growth Class 1, Lord Abbett International Core Equity Class VC, Lord Abbett Total Return Class VC, MFS Investors Growth Stock Series – Service Class, MFS Total Return Series — Service Class, MFS Value Series – Service Class, PIMCO Global Multi-Asset – Advisor Class, Jennison Class II, Value Class II, SP International Growth Class II, SP Prudential U.S. Emerging Growth Class II, Schwab VIT Balanced, Schwab VIT Balanced with Growth, and Schwab VIT Growth Variable Accounts (collectively, the “Variable Accounts”) appearing in the Annual Report on Form N-30D of Separate Account A of Pacific Life Insurance Company for the year ended December 31, 2012, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 19, 2013

CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-185326 on Form N-4 of our report dated March 8, 2013 related to the consolidated financial statements of Pacific Life Insurance Company and Subsidiaries as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012 (which report expresses an unmodified opinion and includes emphasis-of-matter paragraphs relating to (1) the retrospective adoption of guidance related to a change in accounting for the costs associated with acquiring or renewing insurance contracts and (2) the change in the method of accounting and reporting for deferred policy acquisition costs in 2011), appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 19, 2013